Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
On August 5, 2013, The Medicines Company (the “Company”) completed its acquisition of all of the outstanding equity of ProFibrix B.V., a company registered in The Netherlands (“ProFibrix”), pursuant to a Share Purchase Agreement dated June 4, 2013 (the “Purchase Agreement”) with ProFibrix, the equityholders of ProFibrix, certain members of the management team of ProFibrix in their capacities as warrantors of certain information in the Purchase Agreement (the “Warrantors”), the holders of options to acquire equity interests in ProFibrix and Stichting ProFibrix Sellers Representative, solely in its capacity as Representative (the “Representative”). Upon the completion of the acquisition, ProFibrix became a wholly owned subsidiary of the Company.
The following unaudited pro forma combined financial statements of MDCO as of and for the six months ended June 30, 2013 and year ended December 31, 2012 (“pro forma financial statements”) have been derived from (1) the unaudited consolidated financial statements of MDCO for the six months ended June 30, 2013 contained in MDCO’s Quarterly Report on Form 10-Q for the six months ended June 30, 2013, including the notes thereto, filed with the SEC on August 9, 2013; (2) the audited consolidated financial statements of MDCO for the year ended December 31, 2012, including the notes thereto, contained in MDCO's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 1, 2013 (3) the unaudited condensed consolidated financial statements of ProFibrix for the six months ended June 30, 2013, including the notes thereto and (4) the audited consolidated financial statements of ProFibrix for the year ended December 31, 2012, including the notes thereto, included as Exhibit 99.2 to this Amended No. 1 filed on October 9, 2013 to MDCO's Current Report on Form 8-K filed on August 7, 2013.
The unaudited pro forma combined statements of operations of MDCO for the six months ended June 30, 2013 and year ended December 31, 2012 give effect to the acquisition of ProFibrix and other related pro forma events as if they had occurred on January 1, 2012. The unaudited pro forma combined balance sheet of MDCO as of June 30, 2013 gives effect to the acquisition of ProFibrix and other pro forma events as if they had occurred on June 30, 2013.
The acquisition of ProFibrix is accounted for in accordance with the revised Statement of Financial Accounting Standards ASC 805-10, “Business Combinations,” (ASC 805-10) under which, among other things, transactions costs are expensed as incurred, the value of acquired in-process research and development is capitalized and contingent payments are recorded at their estimated fair value. The total estimated purchase price, calculated as described in Note 2 to these pro forma financial statements, is allocated to the net tangible and intangible assets of ProFibrix based on their estimated fair values for purposes of these pro forma financial statements. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on a preliminary valuation and other preliminary estimates for purposes of these pro forma financial statements. A final determination of these estimated fair values will be based on the actual net tangible and intangible assets of ProFibrix that exist as of the date of completion of the transaction, and upon the final purchase price.
The pro forma financial statements are based on the estimates and assumptions which are preliminary and have been made solely for purposes of developing such pro forma information. The pro forma financial statements do not include liabilities that may result from integration activities after completion of the acquisition of ProFibrix which are not presently estimable. The management of MDCO is in the process of making these estimates. Any such liabilities will be recorded as expense in subsequent periods. In addition, the pro forma financial statements do not include any potential operating efficiencies or cost savings from expected synergies. The timing and effect of actions associated with integration are as yet uncertain.
The pro forma financial statements should be relied on only for the limited purpose of presenting what the results of operations and financial position of the combined businesses of MDCO and ProFibrix might have looked like had the acquisition of ProFibrix and other pro forma events taken place at an earlier date. The pro forma financial statements are not necessarily an indication of the results that would have been achieved had the acquisition of ProFibrix been completed and other pro forma events occurred of the dates indicated or that may be achieved in the future.
The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•
the audited consolidated financial statements of MDCO for the year ended December 31, 2012 contained in MDCO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 1, 2013; and

•
the audited financial statements of ProFibrix for the year ended December 31, 2012 and the unaudited financial statements for the six months ended June 30, 2013 and 2012 attached as Exhibit 99.2 and Exhibit 99.3, respectively, to this Amendment No. 1 filed on October 9, 2013 to MDCO's Current Report on Form 8-K filed on August 7, 2013

Unaudited Pro Forma Combined Consolidated Balance Sheet
As of June 30, 2013
(in thousands)

	The Medicines Company	ProFibrix B.V.[1]	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$292,891	$11,425	$(103,979)	(a)	$200,337
Restricted cash		325			325
Available for sale securities	8,112	—	—		8,112
Accrued interest receivable	75	—	—		75
Accounts receivable, net	90,333	—	—		90,333
Inventory	86,750	—	—		86,750
Deferred tax assets	13,881	—			13,881
Prepaid expenses and other current assets	10,598	435	—		11,033
Total current assets	502,640	12,185	(103,979)		410,846
					—
Fixed assets, net	30,053	129	—		30,182
Intangible assets, net	462,486	30	176,000	(b)	638,516
Restricted cash	1,558	570	—		2,128
Goodwill	135,627	—	44,729	(b)	180,356
Other assets	17,559		—		17,559
Total assets	$1,149,923	$12,914	$116,750		$1,279,587

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,067	$3,140	$—		$8,207
Accrued expenses	113,235	2,618	—		115,853
Convertible notes payable		26,919	(26,919)	(c)	—
Short-term borrowings		2,387	(2,387)	(c)	—
Deferred revenue	2,319		—		2,319
Total current liabilities	120,621	35,064	(29,306)		126,379
Contingent purchase price	100,524	—	83,000	(d)	183,524
Convertible senior notes (due 2017)	231,025	—	—		231,025
Deferred tax liabilities	34,504	—	44,006	(e)	78,510
Other long term liabilities	5,815	16,106	(16,106)	(c)	5,815
Total liabilities	492,489	51,170	81,594		625,253
Commitments and contingencies:
Redeemable convertible preferred stock	—	375	(375)	(f)	—
Stockholders' equity:
Preferred stock	—	—	—		—
Common stock	58	73	(73)	(f)	58
Additional paid-in capital	763,127	47,833	(47,833)	(f)	763,127
Treasury stock	(50,000)	—	—		(50,000)
Accumulated deficit	(53,890)	(86,559)	83,459	(f) (g)	(56,990)

Accumulated other comprehensive loss	(1,684)	22	(22)	(1,684)
Total The Medicines Company stockholders' equity	657,611	(38,256)	35,156	654,511
Non-controlling interest in joint venture	(177)	—	—	(177)
Total stockholders' equity	657,434	(38,256)	35,156	654,334
Total liabilities, convertible preferred stock and stockholders' equity	$1,149,923	$12,914	$116,750	$1,279,587

1 Amounts translated to U.S. Dollars on a basis consistent with MDCO's policy.

Unaudited Pro Forma Combined Consolidated Statement of Operations
six months ended June 30, 2013
(in thousands, except per share data)

	The Medicines Company	ProFibrix B.V.[1]		Pro Forma Adjustments		Pro Forma Combined

Net revenue	$328,579	$—	*	$—		$328,579
Operating expenses:
Cost of revenue	120,653	—		—		120,653
Research and development	85,221	12,212	*	—		97,433
Selling, general and administrative	116,426	2,556				118,982
Total operating expenses	322,300	14,768		—		337,068

Income (loss) from operations	6,279	(14,768)		—		(8,489)
Co-promotion income	7,818	—		—		7,818
Interest expense	(7,377)	(2,821)		2,821	(h)	(7,377)
Other income	803	12		—		815
Income (loss) before income taxes	7,523	(17,577)		2,821		(7,233)
Provision for income taxes	(1,095)	(25)		—		(1,120)

Net income (loss)	6,428	(17,602)		2,821		(8,353)
Net loss attributable to non-controlling interest	93	—		—		93
Net income (loss) attributable to The Medicines Company	$6,521	$(17,602)		$2,821		$(8,260)

Basic earnings (loss) per common share attributable to The Medicines Company	$0.12					$(0.15)
Shares used in computing basic earnings per common share	54,804					54,804

Diluted earnings (loss) per common share attributable to The Medicines Company	$0.11					$(0.15)
Shares used in computing diluted earnings per common share	59,154					54,804

1 Amounts translated to U.S. Dollars on a basis consistent with MDCO's policy.
* Research and development expenses are net of grant revenue.

Unaudited Pro Forma Combined Consolidated Statement of Operations
Year Ended December 31, 2012
(in thousands, except per share data)

	The Medicines Company	ProFibrix B.V.[1]		Pro Forma Adjustments		Pro Forma Combined

Net revenue	$558,588	$—	*	$—		$558,588
Operating expenses:
Cost of revenue	177,339	—		—		177,339
Research and development	126,423	20,926	*	—		147,349
Selling, general and administrative	171,753	1,935				173,688
Total operating expenses	475,515	22,861		—		498,376

Income (loss) from operations	83,073	(22,861)		—		60,212
Co-promotion income	10,000	—		—		10,000
Interest expense	(8,005)	(1,600)		1,600	(h)	(8,005)
Other income (loss)	1,140	(14)		—		1,126
Income (loss) before income taxes	86,208	(24,475)		1,600		63,333
(Provision) benefit for income taxes	(35,038)	(60)		—		(35,098)

Net income (loss)	51,170	(24,535)		1,600		28,235
Net loss attributable to non-controlling interest	84	—		—		84
Net income (loss) attributable to The Medicines Company	$51,254	$(24,535)		$1,600		$28,319

Basic earnings per common share attributable to The Medicines Company	$0.96					$0.53
Shares used in computing basic earnings per common share	53,545					53,545

Diluted earnings per common share attributable to The Medicines Company	$0.93					$0.51
Shares used in computing diluted earnings per common share	55,346					55,346

1 Amounts translated to U.S. Dollars on a basis consistent with MDCO's policy.
* Research and development expenses are net of grant revenue.

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

(1) Description of Transaction
On August 5, 2013, The Medicines Company (the “Company”) completed its acquisition of all of the outstanding equity of ProFibrix B.V., a company registered in The Netherlands (“ProFibrix”), pursuant to a Share Purchase Agreement dated June 4, 2013 (the “Purchase Agreement”) with ProFibrix, the equityholders of ProFibrix, certain members of the management team of ProFibrix in their capacities as warrantors of certain information in the Purchase Agreement (the “Warrantors”), the holders of options to acquire equity interests in ProFibrix and Stichting ProFibrix Sellers Representative, solely in its capacity as Representative (the “Representative”). Upon the completion of the acquisition, ProFibrix became a wholly owned subsidiary of the Company.
In connection with the signing of the Purchase Agreement, the Company paid ProFibrix a $10,000,000 option payment for the right to acquire ProFibrix in the event that the Company was satisfied with the results of the then pending FINISH-3 Phase 3 clinical trial of ProFibrix’s lead biologic, Fibrocaps™. On July 20, 2013, ProFibrix delivered to the Company the results of the Phase 3 trial. Following the Company’s review of the Phase 3 trial results, on August 2, 2013 the Company notified ProFibrix that it wished to proceed with the closing of its acquisition of ProFibrix.
On August 5, 2013, upon the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the Company paid an aggregate purchase price of $90.9 million in cash in connection with its acquisition of all the outstanding equity of ProFibrix. This purchase price is subject to agreed upon post-closing adjustments. The Company deposited $9,000,000 of the purchase price into an escrow fund for the purpose of (i) securing the indemnification obligations of the ProFibrix equityholders and optionholders to the Company for any and all losses for which the Company is entitled to indemnification under the Purchase Agreement, and (ii) providing the source of recovery for any amounts payable to the Company as a result of the post-Closing purchase price adjustment process (the “Escrow Amount”).
Under the terms of the Purchase Agreement, the Company is also obligated to pay up to an aggregate of $140,000,000 in cash to the ProFibrix equityholders and optionholders upon the achievement of certain U.S. and European regulatory approvals prior to January 1, 2016 and certain U.S. and European sales milestones during the twenty-four (24) month period that follows the initial commercial sale of Fibrocaps™.
At the Closing, the Company entered into an escrow agreement with the Representative and JP Morgan Chase, N.A., as the escrow agent, with respect to the Escrow Amount. To the extent that any portion of the Escrow Amount remains in the escrow fund and is not subject to any claims by the Company, such amounts will be released to the ProFibrix equityholders and optionholders, subject to certain conditions set forth in the Purchase Agreement (i) on August 4, 2014, with respect to fifty percent (50%) of the Escrow Amount, and (ii) on December 4, 2015, with respect to all of the then remaining portion of the Escrow Amount.
Pursuant to the terms of the Purchase Agreement, certain of the ProFibrix equityholders and the Warrantors have agreed on behalf of themselves and their respective affiliates, to refrain, for a period of two years from the date of the Closing, from (i) soliciting certain employees and consultants of ProFibrix, subject to specified limitations and (ii) engaging in any business or other activity involving the research, development, production or commercialization of products to treat (a) bleeding related to surgery, percutaneous vascular access or physical trauma or (b) genetic or acquired fibrinogen deficiencies.

(2) Purchase Price
Total estimated purchase price is summarized as follows:

(in thousands)
Estimated upfront cash consideration	$100,879
Estimated fair value of contingent cash payment	83,000
Total preliminary estimated purchase price	$183,879

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary estimate of the fair value of assets acquired and liabilities assumed:

Assets Acquired:	(in thousands)
Cash and cash equivalents	$11,425
Restricted cash	895
Prepaid expenses and other current assets	435
Fixed assets, net	129
In-process research and development	176,000
Goodwill	44,729
Other assets	30
Total Assets	233,643
Liabilities Assumed:
Accounts payable	3,140
Accrued expenses	2,618
Deferred tax liabilities	44,006
Total Liabilities	49,764

Total preliminary estimated purchase price	$183,879

The value of the acquired in-process research and development is based upon a preliminary valuation. Differences between the preliminary and final valuation could have a material impact on the accompanying unaudited pro forma condensed combined financial statement information and MDCO’s future results of operations and financial position.

(3) Pro Forma Adjustments
Adjustments included in the column under the heading “Pro Forma Adjustments” are related to the following:
(a) Cash and cash equivalents adjustments consist of the following (in thousands):

(in thousands)
Estimated MDCO transaction fees	$3,100
Estimated upfront cash consideration paid to shareholders	100,879
Total	$103,979

(b) To record the estimated fair value of in-process research and development and goodwill. No amortizable intangible assets have been identified in the preliminary analysis. The value of in-process research and development is based upon a preliminary valuation. The Company expects to complete the allocation of the purchase price within one year from the date of the acquisition. Differences between the preliminary and final valuation could have a material impact on the accompanying unaudited pro forma combined financial statement information and MDCO’s future results of operations and financial position.
(c) To eliminate the debt obligations settled in conjunction with the acquisition of ProFibrix.
(d) To record the fair value of contingent purchase consideration at the date of acquisition in accordance with ASC 805-10.
(e) To record the estimated tax impact of identifiable intangible assets recorded in connection with the acquisition of ProFibrix. Under MDCO’s current tax strategy, deferred tax liabilities are recorded on certain of the non-amortizing intangible assets at an assumed tax rate of 25%, the actual deferred tax liabilities recorded as a result of the acquisition could be significantly different.
(f) To eliminate the historical convertible preferred stock, equity and stockholder’s deficit accounts of ProFibrix.
(g) To record transaction costs incurred by the Company after the interim June 30, 2013 balance sheets presented herein.
(h) To eliminate the historical interest expense incurred by ProFibrix for debt obligations settled in conjunction with the acquisition of ProFibrix.